UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	January 31, 2014

Cornerstone Therapeutics Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	000-50767	04-3523569
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

1255 Crescent Green Drive, Suite 250, Cary, North Carolina		27518
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	919-678-6611

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[x]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.07 — Submission of Matters to a Vote of Security Holders

On January 31, 2014, Cornerstone Therapeutics Inc., a Delaware corporation (the “Company” or “Cornerstone”) held a special meeting of stockholders (the “Special Meeting”) at which holders of the Company’s common stock, par value $0.001, approved a proposal to adjourn the Special Meeting to solicit additional proxies to approve the proposal to adopt the Agreement and Plan of Merger, dated as of September 15, 2013, by and among Chiesi Farmaceutici S.p.A., Chiesi U.S. Corporation and the Company based on the following votes:

For:	Against:	Abstain:	Broker Non-Votes:
22,105,765	1,119,659	209,655	N/A

The Special Meeting is scheduled to resume on February 3, 2014, at 1 p.m. at the Company’s offices located at 1255 Crescent Green Drive, Suite 250, Cary, NC 27518. Proxies will continue to be accepted until the polls are closed at the Special Meeting on February 3, 2014 at 1 p.m.

Item 8.01 — Other Items

On January 31, 2014, the Company issued a press release which is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Item 9.01 — Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description

99.1	Press Release, dated January 31, 2014.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Cornerstone Therapeutics Inc.

January 31, 2014	By:	/s/ Craig A. Collard

Name: Craig A. Collard
Title: Chief Executive Officer

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Exhibit Index

Exhibit No.	Description

99.1	Press Release dated January 31, 2014.